UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2007 (March 30, 2007)

Date of report (Date of earliest event reported):

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

On March 30, 2007, the Compensation Committee (the "Committee") of the Board of Directors of Gevity HR, Inc. (the "Company") certified and approved the terms of the Company’s 2007 compensation program.

2007 Base Pay

The Committee established the base pay for 2007 for each of the Company’s named executive officers, as listed below:

Name	Title	2007 Base Pay
Erik Vonk	Chairman & Chief Executive Officer	$700,000
Peter C. Grabowski	SVP, National Sales and Field Service Operations/CFO	$360,000
Clifford M. Sladnick	SVP and Chief Administrative Officer	$360,000
Michael J. Collins	SVP and Chief Marketing Officer	$325,000
Paul E. Benz	SVP and Chief Information Officer	$325,000

2007 Incentive Awards

The Committee established incentive compensation award opportunities for 2007 for each of the Company’s named executive officers.

Short-Term Annual Incentive

For each named executive officer other than the CEO, the short-term (cash) incentive award will be determined using a weighting of 66.7% company performance metrics: comprised of earnings per share (weighted 50%), professional service fees (weighted 25%) and worksite employees (weighted 25%). The remaining 33.3% of the award opportunity will be determined at the sole discretion of the Committee taking into account the performance of each individual’s business unit. At target, the total short-term incentive award opportunity will be equivalent to 66.7% of annualized base pay for Clifford M. Sladnick, Michael J. Collins and Paul E. Benz; for Peter C. Grabowski, the short-term incentive at target will be equivalent to 80% of annualized base pay.

Compensation of the Chief Executive Officer

The Committee determined that the CEO’s short-term (cash) incentive award will consist entirely of the same “company” components shared by each of the other named executive officers. Namely, these include earnings per share (weighted 50%), professional service fees (weighted 25%) and worksite employees (weighted 25%). At target, the total short-term incentive will be equivalent to 130% of annualized base pay. The Committee further determined that only the CEO will be compensated under the terms and conditions of the Company’s shareholder-approved 2005 Executive Incentive Plan, which is designed to be compliant with Section 162(m) of the Internal Revenue Code (as amended). The Committee reserves discretion under the 2005 Executive Incentive Plan to reduce downward, but not increase, by up to twenty-five (25%) percent of the amount of the incentive award otherwise payable to the CEO.

Equity or Other Awards

                  The Committee also determined that each named executive officer will be considered for discretionary grants of plan based awards in 2008. The Committee will consider each named executive officer’s contribution, as evaluated by the Committee in its sole discretion, toward Gevity’s business transformation, when making its grant determinations. Any such discretionary grants will be made under a shareholder-approved plan, using one or more stock incentives, stock awards or other form of compensation available under the applicable plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.

(Registrant)

Dated: April 5, 2007	By: /s/ Edwin E. Hightower, Jr.
Name: Edwin E. Hightower, Jr.
	Title:	Vice President and General Counsel